UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 19, 2012

Wonder Auto Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 16 Yulu Street

Taihe District, Jinzhou City, Liaoning Province

People’s Republic of China, 121013

(Address of Principal Executive Offices)

(86) 416-2661186

Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 19, 2012, Wonder Auto Technology, Inc. (the “Company”) has submitted an offer of settlement with the Securities and Exchange Commission (the “Commission”) to resolve an outstanding proceeding revoking the Company’s registration of securities for its failure to file periodic reports with the Commission in violation of Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result, the Company’s registration will be revoked pursuant to Section 12(j) of the Exchange Act.

Once a “deregistration” order has been issued by the Commission, no member of a national securities exchange, broker, or dealer in the U.S. may make use of the mails or any means or instrumentality of interstate commerce to effect any transaction in, or to induce the purchase or sale of, the Company’s stock.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: September 19, 2012

/s/ Aijun Jiang
Aijun Jiang, Chief Financial Officer

3